UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CKX, INC.

November 29, 2005

Item 1.01 Entry Into Material Definitive Agreement

On November 28, 2005, CKX, Inc. (“CKX” or the “Company”), through its wholly-owned subsidiary 19 Entertainment Ltd, entered into a series of agreements with Fox Broadcasting Company, FremantleMedia North America Inc. and SonyBMG, related to its ownership interest in the American Idol television program.   The material economic terms of the new agreements are set forth below:

Binding Terms Among 19 TV Limited, Fox Broadcasting Company and FremantleMedia North America, Inc.

•                  FOX has guaranteed at least four more seasons of American Idol, with an automatic renewal for up to two additional seasons upon the show achieving certain minimum ratings in the fourth and potential fifth years of the deal.

•                  FOX will pay to 19 Entertainment and FremantleMedia additional aggregate license fees on top of what is already paid under the prior agreements beginning with American Idol 5 (which is expected to air in January 2006) as follows: AI5-$18 million, AI6-$21.5 million, AI7-$25.5 million, AI8-$30.5 million, AI9-$35.5 million and AI10-$35.5 million.

•                  Commencing with American Idol 5 (which is expected to air in January 2006), FOX will, at its own expense, build and host americanidol.com, which is expected to become the show’s official website. 19 Entertainment, FremantleMedia and FOX will work together to develop content for the website.  FOX will pay 19 Entertainment/FremantleMedia two-thirds of net internet revenue generated by FOX above: $5.0 million for AI5, $7.0 million for AI6, $8.0 million for AI7, $10.0 million for AI8, $12.0 million for AI9 and $12.0 million for AI 10. 19 Entertainment and FremantleMedia retain 100% of income from premium services offered on the website.

•                  19 Entertainment and FremantleMedia have granted to FOX certain wireless telephony rights, including show-related or inspired ringtones, realtones and video footage.  FOX will pay 19 Entertainment/FremantleMedia 50% of telephony revenues generated by FOX above: $3.0 million for AI5, $4.5 million for AI6, $6.0 million for AI7, $10.0 million for AI8, $14.0 million for AI9 and $14.0 million for AI10.

•                  FOX has agreed to pick-up at least two original shows produced jointly by 19 Entertainment and FremantleMedia over the next five years. This is in addition to FOX’s recent decision to renew 19 Entertainment’s summer hit So You Think You Can Dance?.

All payments made to 19 Entertainment/FremantleMedia pursuant to the Binding Terms referenced above will be split equally between 19 Entertainment and FremantleMedia.

Letter Agreement between 19 Recordings Limited and Fox Broadcasting Company

•                  In consideration for 19 Recordings (a wholly-owned subsidiary of 19 Entertainment) designating SonyBMG as the continuing record label for American Idol artists, FOX will pay to 19 Recordings $5.0 million per year for each of the fifth, sixth, seventh, eighth and ninth seasons of American Idol.

Agreement among 19 Recordings Limited, 19 TV Limited, Simco Limited, CKX UK Holdings Limited, 19 Entertainment Limited and Sony BMG Music Entertainment (UK) Limited

•                  SonyBMG, through its wholly-owned subsidiary Simco Limited, will continue as the record label for American Idol artists for five additional seasons through American Idol 9.

•                  The royalty paid to 19 Recordings on the sale of records in the United States is increased by 4% beginning with the airing of American Idol 5.

•                  The royalty paid to 19 Recordings on the sale of records in the United Kingdom is increased by 4% beginning with the airing of Pop Idol 5.

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the Company dated November 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

	BY:	/s/ Thomas P. Benson
	Name:	Thomas P. Benson
	Title:	Chief Financial Officer
and Executive Vice
President

DATE: November 29, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by the Company dated November 29, 2005